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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report on Oralabs Holding Corp. dated March 14, 2000 in the Registration Statement on Form S-8 as included in the Oralabs Holding Corp.'s Form 10-KSB for the year ended December 31, 1999, and to all references to our firm included in such Registration Statement.




                                         Ehrhardt Keefe Steiner & Hottman PC

March 28, 2000
Denver, Colorado